Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the inclusion of our report dated February 24, 2017 with respect to the financial statement of the Global Impact Master Portfolio as of February 17, 2017 in the Registration Statement on Form N-1A (File No. 811-23232) of Hartford Funds Master Fund.

/s/ Ernst & Young, LLP

New York, New York

February 24, 2017